UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:   April 7, 2008

(Date of earliest event reported):   April 1, 2008

Silverleaf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)
1-13003	75-2259890

(Commission File Number)	(IRS Employer Identification Number)

1221 River Bend Drive, Suite 120, Dallas, Texas	75247

(Address of principal executive offices)	(Zip Code)

214-631-1166

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 1, 2008, Silverleaf Resorts, Inc. (the “Registrant”) entered into the Third Amendment to Receivables Loan and Security Agreement ("Receivables Loan") with CapitalSource Finance, LLC ("CapSource"). The Registrant and CapSource originally entered into the Receivables Loan on April 29, 2005.  The Receivables Loan provided the Registrant with a revolving line of credit for up to $50 million to be secured by timeshare notes receivable. The Third Amendment to the Receivables Loan decreased the availability under the facility to $20 million, and the maturity date was extended from April 2008 to June 2008.  The four quarter cumulative ratio of sales and marketing costs to Vacation Interval net sales proceeds was increased from 55% to 60%.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description of Exhibit

*10.1	Third Amendment to Receivables Loan and Security Agreement dated April 1, 2008 between the Registrant and CapitalSource Finance LLC.
________________
* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 7, 2008	SILVERLEAF RESORTS, INC.

	By:	/S/ ROBERT M. SINNOTT
	Name:	Robert M. Sinnott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*10.1	Third Amendment to Receivables Loan and Security Agreement dated April 1, 2008 between the Registrant and CapitalSource Finance LLC.
________________
* filed herewith